Exhibit 99.2

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact

Thomas Golembeski (media) 215-977-6298

Clare McGrory (investors) 215-977-6764

SUNOCO PLANS TO SEPARATE COKE BUSINESS TO UNLOCK SHAREHOLDER VALUE,

EXPECTS REFINING SEGMENT TO BE PROFITABLE IN Q2

PHILADELPHIA, June 16, 2010 — Sunoco, Inc. (NYSE: SUN) today announced that its Board of Directors has authorized a plan to separate SunCoke Energy from the remainder of Sunoco as part of a strategy designed to unlock shareholder value. The Company also announced that it anticipates its Refining segment to report a profit for the quarter ending June 30, 2010.

Coke Business Separation

The planned separation of SunCoke Energy from the remainder of Sunoco will create two well-positioned businesses:

•	a leading, high-quality metallurgical coke manufacturer with operations in the U.S. and abroad, and

•	a streamlined fuels business focused on Refining, Supply, Logistics and Retail Marketing that is better positioned to become the premier provider of transportation fuels in its markets.

The Company plans to effect the separation in the first half of 2011, subject to market, regulatory and other conditions, and is currently reviewing a variety of potential separation transactions, including a tax-free spin-off of SunCoke Energy to Sunoco shareholders. Credit Suisse is advising Sunoco in connection with the separation.

“Following a rigorous evaluation process, the Board of Directors believes that the Company may be undervalued from a ‘sum-of-the-parts’ perspective and that a strategic separation of SunCoke Energy would bring long-term value to shareholders and benefits to customers and employees,” said Lynn L. Elsenhans, chairman and chief executive officer of the Company. “A separation should enable Sunoco, Inc. to pursue a more focused strategic plan, invest in growth opportunities and further strengthen its balance sheet. Sunoco’s strong, brand-led Retail growth platform, along with the growth potential of Sunoco Logistics Partners L.P. (NYSE: SXL), will give Sunoco additional opportunities to enhance its competitive profile as we position the Company to become the premier provider of transportation fuels in its markets.”

“The fuels and coke units are distinct businesses with different business models, different sets of customers and no significant integration or synergies. SunCoke Energy is a leading independent coke producer in North America, and this business has attractive global growth potential. We believe that, through a separation from Sunoco and with a management team solely focused on pursuing opportunities, SunCoke Energy will be better positioned to serve its customers who are the world’s leading steel manufacturers. The separation will also provide SunCoke Energy independent access to capital markets to finance its growth and enhance its scale to take advantage of domestic and international growth opportunities. SunCoke’s customer relationships, modern coke making assets and leading proprietary technology should allow it to undertake these opportunities,” said Elsenhans.

Two Well-Positioned Businesses

Sunoco, Inc.

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The company operates more than 4,700 branded retail locations that market transportation fuels and convenience store merchandise in 23 states. This retail network is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 675,000 barrels per day. Sunoco is also a General Partner and has a 33-percent interest in Sunoco Logistics Partners, L.P., a publicly traded master limited partnership which owns and operates 6,000 miles of refined product and crude oil pipelines and 41 product terminals. Many of Sunoco Logistics’ pipelines and terminals and storage facilities are integrated with Sunoco’s retail network and refineries.

SunCoke Energy

SunCoke Energy, which is currently part of Sunoco, uses its proven technology and proprietary processes to make high-quality metallurgical-grade coke for major steel manufacturers in the United States and Brazil. Coke is a principal raw material in steel making. SunCoke has been a market leader in designing, building, owning and operating plants that have far less impact on the environment than traditional coke making plants. SunCoke’s plants are configured to efficiently produce electricity and/or high-grade industrial steam from the valuable heat recovered from its coking process. The company’s facilities in the U.S.—located in Virginia, Indiana, Ohio and Illinois—have the capacity to manufacture approximately 3.67 million tons of metallurgical coke annually. The company is also building a plant in Middletown, Ohio, that is slated to produce 550,000 tons of coke and 46 megawatts of electricity when fully operational in the second half of 2011. SunCoke is the operator of, and has an equity interest in, a 1.7 million tons-per-year coke-making facility in Vitória, Brazil. The company has been mining the type of coals used in manufacturing coke for more than four decades. SunCoke recently announced plans to increase production from its metallurgical coal mines from approximately 1.25 million tons annually to approximately 1.75 million tons annually.

Update On Refining

Commenting on the Company’s announcement that it expects its refining segment to report its first profitable quarter since Q1 2009, Elsenhans said, “We are beginning to see the results of our business improvement initiatives positively impact our performance. The actions we’ve taken, coupled with a slight improvement in market conditions, have brightened our immediate outlook for Sunoco’s refining and supply business. Nevertheless, business conditions remain difficult, requiring our continued focus on operating excellence and achieving a sustainable, lower cost structure.”

Analyst Day Webcast

The Company plans to discuss this announcement during its previously scheduled Analyst Day on Wednesday, June 16, 2010. A webcast of the Analyst Day presentations and discussions can be accessed through Sunoco’s website - www.Sunocoinc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Forward-Looking Statements

This news release contains forward-looking statements addressing expected financial results of Sunoco, the planned separation of Sunoco’s SunCoke business, the expected financial results of the new company and SunCoke after giving effect to the separation, the operation, business and prospects of Sunoco and SunCoke prior to and following the planned separation and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These and other statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include uncertainties regarding the planned separation of SunCoke, including the timing and terms of any such separation and whether such separation will be completed, distraction of management as a result of the contemplated transaction, and uncertainties regarding the impacts on Sunoco and SunCoke and the market for their respective securities if the separation is accomplished. In addition, Sunoco and SunCoke are subject to additional risks and uncertainties, including economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended Dec. 31, 2009 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at http://www.Sunocoinc.com.

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